Exhibit 99

TITAN WHEEL CORPORATION OF ILLINOIS ISSUES SUMMER BONUS TO EMPLOYEES

QUINCY, Ill. - June 27, 2007 - Titan Wheel Corporation of Illinois, a subsidiary of Titan International, Inc. (NYSE: TWI), will issue a summer bonus to its employees on Thursday, June 28, 2007. Its Quincy, Illinois, employees will receive a portion of their bonus in $2 bills. Titan Wheel President Ron Schildt said the total bonus payout for the subsidiary, with locations in Quincy, Illinois, and Saltville, Virginia, is over $1.8 million (U.S. dollars).
“These men and women have helped build Titan into a world-wide leader in off-highway wheels,” said Schildt. “They walk the walk when it comes to making quality products here in America.”
Titan International, Inc., a holding company, owns subsidiaries that supply wheels, tires and assemblies for off-highway equipment used in agricultural, earthmoving/construction and consumer (including all terrain vehicles and trailers) applications.

Contact: Courtney Leeser
Communications Coordinator
(217) 221-4489